Exhibit 99.1

February 2, 2012

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

THE BANK OF HAMPTON ROADS ANNOUNCES EXPANSION OF
SMALL BUSINESS LENDING DIVISION

Norfolk, Virginia, February 2, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that BHR is expanding its Small Business Lending Division with the appointment of John S. Harris and Thomas C. Schaefer as Assistant Vice Presidents/Small Business Bankers in the Albemarle and Richmond markets, respectively.  Harris and Schaefer will report to Philip E. Richard, Senior Vice President and Director of Small Business Banking.

Donna W. Richards, President - Virginia/North Carolina for BHR, said, “With our focus on community banking in our core markets, small business loans are an important service we provide for our communities, and a service that we believe is not a priority for many of our competitors.   As former Financial Center Managers, John and Tom have deep roots in their communities and strong relationships with customers and we are confident they will provide the highest quality of service to current and new small business customers.”

Harris joined Gateway Bank in 2005.  Most recently, he served as Assistant Vice President/Financial Center manager at the Elizabeth City Main branch.  Schaefer joined BHR in 2008, bringing over 35 years of lending experience.  He most recently served as Assistant Vice President/Financial Center Manager at the Patterson Avenue branch in Richmond.

Caution About Forward-Looking Statements
Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding the quality of service provided to customers.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares
Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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